UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank C. Ingriselli as the Company’s Chief Executive Officer

On October 6, 2023, Frank C. Ingriselli delivered to the Board of Directors (“Board”) of Trio Petroleum Corp. (the “Company”) a notice of his resignation as the Company’s Chief Executive Officer, effective on October 23, 2023 (the “Resignation Effective Date”). Upon his resignation, Mr. Ingriselli will continue as a director and hold the title of “Vice Chairman” of the Board of Directors of the Company. In addition, on October 16, 2023, the Company and Global Venture Investments LLC (“Consultant”), a Delaware Limited Liability Company and a wholly owned consulting firm owned 100% by Mr. Ingriselli, entered into a Consulting Agreement (the “Consulting Agreement”), effective as of the Resignation Effective Date and continuing through December 31, 2023. Pursuant to the Consulting Agreement, Mr. Ingriselli will provide services relating to investor relations, public relations, financing strategies, corporate strategies, and development of business opportunities and providing background information with respect to Company’s history. In consideration for his consulting services, and pursuant to the terms of the Consulting Agreement, the Company has agreed to pay Mr. Ingriselli a cash consulting fee equal to $10,000 per month, payable within five business days after the commencement of each calendar month during the term of the Consulting Agreement. In addition, subject to Mr. Ingriselli continuing to serve as a director of the Company, until such date, the 250,000 shares of restricted stock that he holds, which is currently unvested, will vest pursuant to their terms on February 1, 2024. With prior written consent from the Company, the Company shall reimburse Mr. Ingriselli for all reasonable out-of-pocket travel expenses incurred by Mr. Ingriselli when such travel is specifically requested by the Company. Pursuant to the Consulting Agreement, all Confidential Information (as defined in the Consulting Agreement) remains the property of the Company, including, without limitation, the Company’s proprietary information, technical data, trade secrets, know-how, financial information, product plans, products, services, research, and developments. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Michael L. Peterson as the Company’s Chief Executive Officer

On October 16, 2023, the Company and Michael L. Peterson entered into an employment agreement (the “Peterson Employment Agreement”), effective as of October 23, 2023 (the “Peterson Employment Agreement Effective Date”), pursuant to which Mr. Peterson will serve as Chief Executive Officer of the Company, replacing Mr. Ingriselli.

Mr. Peterson has more than 40 years of experience in senior executive and director positions with energy and investment companies and various other industries. Mr. Peterson has served in a variety of roles, including chief executive officer, president, director, and chief financial officer. In July 2022 Mr. Peterson joined the Company’s Board as an independent director. Mr. Peterson is a founder and currently serves as Director and CEO of Lafayette Energy Corp., a company engaged in oil and gas exploration and production. In June, 2021, he joined the board of directors and currently serves as a Director of Ocean Biomedical, Inc. (NASDAQ: OCEA), a company engaged in pharmaceutical innovation and production. Since February 2021 Mr. Peterson has served as an independent director of Indonesia Energy Corporation (NYSE: INDO), a company engaged in oil and gas businesses in Indonesia. In January 2023, Mr. Peterson, who had served on the board of directors of Trxade Health, Inc. (NASDAQ: MEDS), a company that provides efficient integrated pharmaceutical and medical services, from August 2016 to May 2021, rejoined the board the board of directors serving as an independent director. Mr. Peterson currently serves as Director of OceanTech Acquisitions I Corp (NASDAQ: OTEC), Kernel Group Holdings, Inc. (NASDAQ: KRNL), Semper Paratus Acquisition Corp. (NASDAQ: LGST), and Powerup Acquisition Corp (NASDAQ: PWUP) each a Special Purpose Acquisition Company in the final stages of merging with an operating company. Mr. Peterson served as the CEO of Nevo Motors, Inc. (Formerly Nevo Energy, Inc.), a company engaged in commercializing patented range extender generator technology, from December 2020 to June 2023. Mr. Peterson served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as the CEO of Pedevco Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as CFO of Pedevco between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from September 2011 to June 2012, and as Pedevco’s President from October 2014 to May 2018. Mr. Peterson served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Blast Energy Services, Inc. (Pacific Energy Development’s predecessor), as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX.OB), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University. Mr. Peterson speaks Mandarin Chinese.

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Mr. Peterson has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Peterson and any other persons pursuant to which he was selected as a director.

Pursuant to the Peterson Employment Agreement, Mr. Peterson will be paid an annual base salary of $350,000. In addition, Mr. Peterson is entitled to receive, subject to his continuing employment with the Company on the applicable date of the bonus payout, an annual target discretionary bonus of up to 100% of his annual base salary, payable at the discretion of the Compensation Committee of the Board based upon the Company’s and Mr. Peterson’s achievement of objectives and milestones to be determined on an annual basis by the Board. Pursuant to the Peterson Employment Agreement, Mr. Peterson is also eligible to receive employee benefits as may be provided from time to time by the Company to its employees generally, and to receive paid time off annually.

Pursuant to the Peterson Employment Agreement, Mr. Peterson is granted an equity incentive grant of 1,000,000 shares of restricted stock pursuant to the Company’s Omnibus Incentive Compensation Plan (the “Plan”). The restricted stock grant vests over a period of two years, with 25% of the shares of restricted stock vesting six months after the Peterson Employment Agreement Effective Date, and the remainder vesting in equal tranches on each of the 12, 18, and 24 month anniversary dates of the Peterson Employment Agreement Effective Date thereinafter, until either the restricted shares have been fully vested or Mr. Peterson’s Continuous Service (as such Term is defined in the Plan) terminates, whichever occurs first.

Pursuant to the Peterson Employment Agreement, Mr. Peterson agreed to be bound by certain confidentiality, non-compete and non-solicitation covenants contained therein.

The Peterson Employment Agreement will become effective on October 23, 2023 and will continue until December 31, 2025, unless terminated sooner pursuant to the provisions thereof (the “Initial Term”). The Initial Term will automatically be extended for additional subsequent one-year periods, beginning on January 1, 2026, and each year, thereafter, through the following December 31st (the “Renewal Term” and collectively with the Initial Term, the “Term”), unless either the Company or Mr. Peterson notifies the other party in writing, not fewer than ninety (90) days prior to the end of the then current Renewal Term, that it has elected not to extend the Term, in which event the Term shall expire on such December 31st.

The foregoing description of the Peterson Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Consulting Agreement, effective as of October 23, 2023, by and between Global Venture Investments LLC and Trio Petroleum Corp.
10.2	Peterson Employment Agreement, effective as of October 23, 2023, by and between the Michael Peterson and Trio Petroleum Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: October 17, 2023	By:	/s/ Frank C. Ingriselli
Name: Frank C. Ingriselli
Title: Chief Executive Officer

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